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                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (this "Agreement") is dated as of December 15, 1998, among SDI ACQUISITION CORP., a Delaware corporation, as issuer ("SDI Acquisition"), and BT ALEX. BROWN INCORPORATED and PARIBAS CORPORATION, as initial purchasers (the "Initial Purchasers").

            This Agreement is entered into in connection with the Purchase Agreement by and among SDI Acquisition and the Initial Purchasers, dated as of December 11, 1998 (the "Purchase Agreement"), which provides for, among other things, the sale by SDI Acquisition to the Initial Purchasers of $100,000,000 aggregate principal amount of the SDI Acquisition's 11 3/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes and the Guarantee (as defined below) are to be issued under an indenture (the "Indenture") to be dated as of December 15, 1998 by and between SDI Acquisition and United States Trust Company of New York, a New York banking corporation, as Trustee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Notes. The execution and delivery of this Agreement by SDI Acquisition is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

            The Notes are being sold in connection with the recapitalization (the "Recapitalization") of Special Devices, Incorporated, a Delaware corporation (the "Company"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of June 19, 1998 by and between the Company and SDI Acquisition (as amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Recapitalization Agreement"). The Recapitalization Agreement provides for the merger (the "Merger") of SDI Acquisition with and into the Company with the Company surviving the Merger. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "Effective Time."

            Immediately after the Effective Time, (i) the Company and the Guarantor (as defined below) will execute an assumption agreement (the "Assumption Agreement"), substantially in the form attached hereto as Exhibit A, pursuant to which the Company, as survivor of the Merger, will (a) assume all of the obligations of SDI Acquisition under this Agreement, and cause Scot, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, to become a party to this Agreement as a guarantor (the "Guarantor") and unconditionally guarantee the Notes (the "Guarantee") on an unsecured, senior subordinated basis and (b) assume all of the obligations of SDI Acquisition under the Purchase Agreement and cause Scot, Inc. to become a party to the Purchase Agreement as a guarantor; and (ii) the Company, the Guarantor and the Trustee will enter into a first supplemental indenture to the Indenture (the "First Supplemental Indenture") providing for the express assumption by the Company, as survivor of the Merger, of the covenants, agreements and undertakings of SDI Acquisition in the Indenture and under the Notes, and the guarantee of the Notes by the Guarantor. References to this Agreement as of and after the Effective Time will refer to this Registration Rights Agreement together with the Assumption Agreement, references to the Purchase Agreement as of and after the Effective Time will refer to the Registration Rights Agreement
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together with the Assumption Agreement, and references to the Indenture as of and after the Effective Time will refer to the Indenture and the First Supplemental Indenture. As used herein, the "Issuers" shall mean SDI Acquisition prior to the Effective Time and, at and as of the Effective Time, the Company and the Guarantor.

            The parties hereby agree as follows:

      1.  Definitions

            As used in this Agreement, the following terms shall have the following meanings:

            Advice:  See the last paragraph of Section 5 hereof.

            Agreement:  See the introductory paragraphs hereto.

            Assumption Agreement:  See the introductory paragraphs hereto.

            Applicable Period:  See Section 2(b) hereof.

            Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

            Closing Date: The Closing Date as defined in the Purchase Agreement.

            Company:  See the introductory paragraphs hereto.

            Effectiveness Date: The 180th day after the Issue Date; provided, however, that with respect to any Shelf Registration, the Effectiveness Date shall be the 90th day after the Filing Date with respect thereto.

            Effectiveness Period:  See Section 3 hereof.

            Effective Time:  See the introductory paragraphs hereto.

            Event Date:  See Section 4 hereof.

            Exchange Act: The Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.

            Exchange Notes:  See Section 2(a) hereof.

            Exchange Offer:  See Section 2(a) hereof.

            Exchange Offer Registration Statement:  See Section 2(a) hereof.


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            Filing Date: (A) If no Exchange Offer Registration Statement has
been filed by the Issuers pursuant to this Agreement, the 120th day after the Issue Date; provided, however, that if a Shelf Notice is given within 10 days after the Filing Date, then the Filing Date with respect to the Initial Shelf Registration shall be the 15th day after the delivery of such Shelf Notice; and
(B) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice.

            Guarantee:  See the introductory paragraphs hereto.

            Guarantor:  See the introductory paragraphs hereto.

            Holder:  Any holder of a Registrable Note or Registrable Notes.

            Indemnified Person:  See Section 7(c) hereof.

            Indemnifying Persons:  See Section 7(c) hereof.

            Indenture:  See the introductory paragraphs hereto.

            Information:  See Section 5(n) hereof.

            Initial Purchasers:  See the introductory paragraphs hereto.

            Initial Shelf Registration:  See Section 3(a) hereof.

            Inspectors:  See Section 5(n) hereof.

            Issue Date: December 15, 1998, the date of original issuance of the Notes.

            Issuers:  See the introductory paragraphs hereto.

            Liquidated Damages:  See Section 4 hereof.

            Merger:  See the introductory paragraphs hereto.

            NASD:  See Section 5(s) hereof.

            Notes:  See the introductory paragraphs hereto.

            Offering Memorandum: The final offering memorandum of the Company dated December 11, 1998, in respect of the offering of the Securities.

            Participant:  See Section 7(a) hereof.

            Participating Broker-Dealer:  See Section 2(b) hereof.


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            Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            Private Exchange:  See Section 2(b) hereof.

            Private Exchange Notes:  See Section 2(b) hereof.

            Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Purchase Agreement:  See the introductory paragraphs hereof.

            Recapitalization:  See the introductory paragraphs hereof.

            Recapitalization Agreement: See the introductory paragraphs hereof.

            Records:  See Section 5(n) hereof.

            Registrable Notes: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Note (and the related Guarantees) as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Security, Exchange Note or such Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes (and the related Guarantees) that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Note or Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture, or (iv) such Security, Exchange Note or Private Exchange Note (and the related Guarantees), as the case may be, in the reasonable opinion of SDI Acquisition and, at and after the Effective Time, the Company, may be resold without restriction pursuant to Rule 144(k) under the Securities Act.

            Registration Statement: See Section 4(c) hereof.

            Registration Statement: Any registration statement of the Issuers that covers any of the Notes, the Exchange Notes or the Private Exchange Notes (and the related Guarantees)


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filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            Rule 144:  Rule 144 under the Securities Act.

            Rule 144A:  Rule 144A under the Securities Act.

            Rule 405:  Rule 405 under the Securities Act.

            Rule 415:  Rule 415 under the Securities Act.

            Rule 424:  Rule 424 under the Securities Act.

            SDI Acquisition:  See the introductory paragraphs hereto.

            SEC:  The Securities and Exchange Commission.

            Securities:  See the introductory paragraphs hereto.

            Securities Act: The Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.

            Shelf Notice:  See Section 2 hereof.

            Shelf Registration:  See Section 3(b) hereof.

            Subsequent Shelf Registration:  See Section 3(b) hereof.

            Supplemental Indenture:  See the introductory paragraphs hereto.

            TIA:  The Trust Indenture Act of 1939, as amended.

            Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes (and the related Guarantees).

            Underwritten registration or underwritten offering: A registration in which securities of one or more of the Issuers are sold to an underwriter for reoffering to the public.

            Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "Regulatory Requirements") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.


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
      2.  Exchange Offer

            (a) The Issuers shall file with the SEC, no later than the Filing Date, a Registration Statement (the "Exchange Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes of SDI Acquisition and, at and after the Effective Time, the Company, guaranteed by the Guarantor at and after the Effective Time, that are identical in all material respects to the Securities, except that the Exchange Notes shall contain no restrictive legend thereon (the "Exchange Notes"), and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable law. The Issuers shall use their reasonable best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 35th day following the date on which the Exchange Offer Registration Statement is declared effective by the SEC. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement, unless such interference is cured within five Business Days.

            Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required to represent to SDI Acquisition and, at and after the Effective Time, the Company, in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Notes acquired in exchange for Registrable Notes tendered is being acquired in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such recipient is such Holder itself; (ii) neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; (iii) at the time of the consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act; (iv) neither the Holder nor, to the actual knowledge of such Holder, any other Person is an "affiliate" (as defined in Rule 405) of SDI Acquisition and, at and after the Effective Time, the Company, or, if it is an affiliate of SDI Acquisition and, at and after the Effective Time, the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act.


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
            Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers (as defined), and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

            No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

            (b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

            In accordance with Section 5 hereof, the Issuers shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act during the period required by the Securities Act for use in connection with any resale of Exchange Notes; provided that such period shall not be less than 90 days after such Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

            If, prior to consummation of the Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Exchange Offer, SDI Acquisition and, at and after the Effective Time, the Company, upon the request of any such Holder shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the "Private Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of SDI Acquisition and, at and after the Effective Time, the Company, guaranteed by the Guarantor at and after the Effective Time, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes.


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
The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.


            In connection with the Exchange Offer, the Issuers shall:

            (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (2) use their reasonable best efforts to keep the Exchange Offer open for not less than 20 Business Days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

            (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (4) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

            (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

            (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

            (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

            (3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

            The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action


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
or proceeding with respect to the Issuers; (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange; and (iv) the conditions precedent to the Issuers' obligations under this Agreement shall have been fulfilled.

            The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Securities will have the right to vote or consent as a separate class on any matter.

            (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated on or prior to the 210th day after the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to SDI Acquisition and, at and after the Effective Time, the Company, on or prior to the 60th day after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of SDI Acquisition and, at and after the Effective Time, the Company, under Rule 405 and such Holder so requests by written notice to SDI Acquisition and, at and after the Effective Time, the Company, of such event on or prior to the 60th day after the consummation of the Exchange Offer), then in the case of each of clauses (i) to and including (iv) of this sentence, SDI Acquisition and, at and after the Effective Time, the Company, shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3 hereof.

      3. Shelf Registration

            If at any time a Shelf Notice is delivered as contemplated by
Section 2(c) hereof, then:

            (a) Shelf Registration. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "Initial Shelf Registration"). The Issuers shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or before the applicable Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).


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
            In accordance with Section 5 hereof, the Issuers shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Issue Date (the "Effectiveness Period"), or such shorter period ending on the earliest to occur of (i) all Registrable Notes covered by the Initial Shelf Registration being sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration being declared effective under the Securities Act (iii) the date on which, in the written opinion of counsel to SDI Acquisition and, at and after the Effective Time, the Company, all outstanding Registrable Notes held by persons that are not affiliates of any of the Issuers may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided in Section 3(b) hereof.

            (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

            (c) Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

            (d) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration unless and until such Holder furnishes to SDI Acquisition and, at and after the Effective Time, the Company, in writing within 30 days after receipt of a request therefor, the information specified in Item 507 and 508 (as applicable) of Regulation S-K under


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
the Securities Act and any other applicable rules, regulations or policies of the SEC for use in connection with any Shelf Registration or Prospectus included therein, on a form to be provided by SDI Acquisition and, at and after the Effective Time, the Company. No Holder of Registrable Notes shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to furnish promptly to SDI Acquisition and, at and after the Effective Time, the Company, additional information to be disclosed in order to make the information previously furnished to SDI Acquisition and, at and after the Effective Time, the Company, by such Holder, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      4. Liquidated Damages

            (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, SDI Acquisition and, at and after the Effective Time, the Company, agrees to pay, as liquidated damages, additional interest on the Notes ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.50% per annum for the first 90 days immediately following each such Filing Date, and such Liquidated Damages rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

                  (ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.50% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Liquidated Damages rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

                  (iii) if (A) the Issuers have not exchanged Exchange Notes for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 35th day after the date on which the Exchange Offer Registration Statement relating thereto was declared effective or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the


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
      Effectiveness Period, then Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.50% per annum for the first 90 days commencing on (x) the 36th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Liquidated Damages rate shall increase by an additional 0.50% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Liquidated Damages rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the applicable Exchange Notes for all Securities tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) of this Section 4), Liquidated Damages on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            (b) SDI Acquisition and, at and after the Effective Time, the Company, shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "Event Date"). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each June 15 and December 15 (to the holders of record on the June 1 and December 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

            (c) Suspension of Liquidated Damages for Good Cause. Liquidated Damages shall not accrue with respect to an event listed in Sections 4(a)(i)(B),
(ii)(B) and (iii)(B) hereof (each, a "Registration Default") if: (i) such Registration Default under Section 4(a)(iii)(B) hereof occurs because of the filing of a post-effective amendment to such Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus, (ii) such Registration Default occurs because of the occurrence of other material events or developments with respect to the Issuers that would need to be described in such Registration Statement or the related Prospectus the effectiveness of such Registration Statement is reasonably required to be suspended while such Registration Statement and related Prospectus are amended or supplemented to reflect such events or developments, (iii) such Registration Default results from the suspension of the effectiveness of such Registration Statement because of the existence of material events or developments with respect to SDI Acquisition and, at and after the Effective Time, the Company, or any of its Affiliates the disclosure of which SDI Acquisition and, at and after the Effective Time, the Company, determines in good faith would have a material adverse effect on the business, operations or prospects of SDI Acquisition and, at and after the Effective Time, the Company, or (iv) such Registration Default results from the suspension of the effectiveness of such Registration Statement because SDI Acquisition and, at and after the Effective Time, the Company, does not wish to disclose publicly a pending material business transaction that has not yet been publicly disclosed; provided, however, that if any such Registration Default exists and continues on more than an aggregate of 60 days in any calendar year, Liquidated Damages shall accrue in accordance with Section 4(a) hereof from the 61st day on which any such Registration Default exists and continue until the date on which such Registration Default is cured, for which Liquidated Damages shall be payable in accordance with Section 4(b) hereof.

      5. Registration Procedures

            In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder each of the Issuers shall:

            (a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by
Section 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes included in such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five days prior to such filing, or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes included in such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis, except for any Registration Statement or amendment thereto or related Prospectus or supplement thereto (a copy of which has been previously furnished as provided in the preceding sentence) which counsel to the Issuers has advised the Issuers in writing is required to be filed in order to comply with applicable law.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Shelf Registration Statement or Exchange Offer Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, respectively, and in any case, except for such periods as to which Liquidated Damages do not accrue pursuant to
Section 4(c) hereof; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period or the Applicable Period, as the case may be, relating thereto if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement.

            (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom SDI Acquisition and, at and after the Effective Time, the Company, has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within one day), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related

Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate; except, in the case of clauses
(iii), (iv), (v) and (vi), with respect to any event, development or transaction permitted to be kept confidential without the accrual of Liquidated Damages under Section 4(c)(iii) hereof, SDI Acquisition and, at and after the Effective Time, the Company, shall not be required to describe such event, development or transaction in the written notice provided.

            (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

            (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after SDI Acquisition and, at and after the Effective Time, the Company, has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

            (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration

Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

            (j) Subject to the proviso in (h) above, use its reasonable best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case SDI Acquisition and, at and after the Effective Time, the Company, will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

            (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof (except with respect to any event, development or transaction permitted to be kept confidential without the accrual of Liquidated Damages under Section 4(c)(iii) hereof for the period during which such Liquidated Damages do not accrue), as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuers shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference, in the event that, and for a period not to exceed an aggregate of 60 days in any calendar year if, (i) an event occurs and is continuing as a result of which the Shelf Registration would, in SDI Acquisition's or, at and after the Effective Time, the Company's, good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) (a) SDI Acquisition and, at and after the Effective Time, the Company, determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of SDI Acquisition and, at and after the Effective Time, the Company, or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed.

            (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

            (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities in form and substance reasonably satisfactory to SDI Acquisition and, at and after the Effective Time, the Company, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of SDI Acquisition and, at and after the Effective Time, the Company and the subsidiaries of the Company (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested in form and substance reasonably satisfactory to SDI Acquisition and, at and after the Effective Time, the Company; (ii) obtain the written opinions of counsel to SDI Acquisition and, at and after the Effective Time, the Company, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use its reasonable best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent public accountants of SDI Acquisition and, at and after the Effective Time, the Company, (and, if necessary, any other independent public accountants of SDI Acquisition and, at and after the Effective Time, the Company, any subsidiary of the Company or of any business acquired by SDI Acquisition and, at and after the Effective Time, the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and pertinent instruments of SDI Acquisition and, at and after the Effective Time, the Company and subsidiaries of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of SDI Acquisition and, at and after the Effective Time, the Company, and any of its subsidiaries to supply all information ("Information") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records that SDI Acquisition and, at and after the Effective Time, the Company, determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records or Information has been made generally available to the public other than by an Inspector or an "affiliate" (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to SDI Acquisition and, at and after the Effective Time, the Company, of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit SDI Acquisition and, at and after the Effective Time, the Company, to obtain a protective order (or waive the provisions of this paragraph
(n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

            (o) Use their reasonable best efforts to provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and use their reasonable best efforts to cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of SDI Acquisition and, immediately after the Effective Time, of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (q) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to SDI Acquisition and, at and after the Effective Time, the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, the related Guarantees and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their respective terms, subject to customary exceptions and qualifications.

            (r ) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to SDI Acquisition and, at and after the Effective Time, the Company (or to such other Person as directed by the Issuers), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, SDI Acquisition and, at and after the Effective Time, the Company, shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

            (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (t) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

            The covenants of the Issuers under Sections 5(c), (d), (f), (g),
(j), (k) and (n) with respect to an Exchange Offer Registration Statement shall terminate as of the end of the Applicable Period. The covenants of the Issuers under Sections 5(c), (d), (e), (f), (g), (j), (k) and (n) with respect to a Shelf Registration shall terminate as of the end of the Effectiveness Period.

            SDI Acquisition and, at and after the Effective Time, the Company, may require each seller of Registrable Notes as to which any registration is being effected to furnish to SDI Acquisition and, at and after the Effective Time, the Company, such information regarding such seller and the distribution of such Registrable Notes as SDI Acquisition and, at and after the Effective Time, the Company, may, from time to time, reasonably request. SDI Acquisition and, at and after the Effective Time, the Company, may exclude from such registration the Registrable

Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to SDI Acquisition and, at and after the Effective Time, the Company, all information required to be disclosed in order to make the information previously furnished to SDI Acquisition and, at and after the Effective Time, the Company, by such seller not materially misleading.

            If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of SDI Acquisition and, at and after the Effective Time, the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of SDI Acquisition and, at and after the Effective Time, the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from SDI Acquisition and, at and after the Effective Time, the Company, of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by SDI Acquisition and, at and after the Effective Time, the Company, that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that SDI Acquisition and, at and after the Effective Time, the Company, shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice.

      6. Registration Expenses

            All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by SDI Acquisition and, at and after the Effective Time, the Company, whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the

NASD in connection with an underwritten offering and (B) reasonable fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for SDI Acquisition and, at and after the Effective Time, the Company, and in case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if SDI Acquisition and, at and after the Effective Time, the Company, desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the SDI Acquisition and, at and after the Effective Time, the Company, (including, without limitation, all salaries and expenses of officers and employees of SDI Acquisition and, at and after the Effective Time, the Company, performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

      7. Indemnification

            (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the affiliates, officers, directors, representatives, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to any of the Issuers in writing by such Participant expressly for use therein and with respect to any preliminary Prospectus, to the extent that any such loss, claim, damage or liability arises solely from the fact that any Participant sold Notes to a person to whom there was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of such sale if SDI Acquisition and, at and after the Effective Time, the Company, shall have previously furnished copies thereof to the Participant in accordance herewith and the Prospectus (as so amended or supplemented) would have corrected any such untrue statement or omission.

            (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective affiliates, officers, directors, representatives, employees and agents of each Issuer and each Person who controls each Issuer within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

            (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Persons against whom such indemnity may be sought (the "Indemnifying Persons") in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in material prejudice to any Indemnifying Person and (ii) will not, in any event, relieve the Indemnifying Person from any other obligations to any Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person, or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Persons shall not, in connection with such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred, subject to an undertaking by such Indemnified Persons that all such amounts to which any Indemnified Person is not entitled pursuant to this Section 7, as determined by a final non-appealable judicial determination, shall be returned promptly to the relevant Indemnifying Persons. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and shall be reasonably acceptable to SDI Acquisition and, at and after the Effective Time, the Company, and any such separate firm for the Issuers, their affiliates, officers, directors, representatives, employees and agents and such control Persons of such Issuer shall be designated in writing by such Issuer and shall be reasonably acceptable to the Holders.

            The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

            (d) If the indemnification provided for in Section 7(a) or (b) is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsections, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

            (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the Indemnifying Persons to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred, subject to an undertaking by such Indemnified Person that all such amounts to which such Indemnified Person is not entitled pursuant to this Section 7, as determined by a final non-appealable judicial determination, shall be returned promptly to the relevant Indemnifying Persons. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, the Issuer, its directors, officers, employees or agents or any person controlling an Issuer, and (ii) any termination of this Agreement.

            (g) The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

      8. Rules 144 and 144A

            Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A. Each of the Issuers further covenants and agrees, for so long as any Registrable Notes remain outstanding that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

      9. Underwritten Registrations

            If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

            No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      10.  Miscellaneous

            (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

            (b) Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

            (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) SDI Acquisition and, at and after the Effective Time, the Company, and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

            (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

                  (ii) if to the Issuers, at the address as follows:

                       c/o    SPECIAL DEVICES, INCORPORATED
                              16830 West Placerita Canyon Road
                              Newhall, California  91321
                              Attention:  Chief Financial Officer
                              Telephone No.:  (805) 259-0753
                              Facsimile No.:  (805) 254-4721

                       with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York  10019
                              Attention:  Paul D. Ginsberg, Esq.
                              Telephone No.:  (212) 373-3000
                              Facsimile No.:  (212) 757-3990

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) Securities Held by SDI Acquisition and, at and after the Effective Time, the Company, or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by SDI Acquisition and, at and after the Effective Time, the Company, or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (k) Third-Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

            (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                          SDI ACQUISITION CORP.


                                          By:/s/ Keith Oster
                                             ----------------------------------
                                               Keith Oster, Assistant Secretary


The foregoing Agreement is hereby confirmed and accepted as of the date first written above.


BT ALEX. BROWN INCORPORATED


By:/s/ Paul Higbee
   -------------------------------------
    Paul Higbee, Managing Director


PARIBAS CORPORATION


By:/s/ Robert Howard
   -------------------------------------
    Robert Howard, Authorized Signatory